UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2022
FVCBankcorp, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Number)
11325 Random Hills Road
Fairfax, Virginia 22030
(Address of Principal Executive Offices) (Zip Code)
(703) 436-3800
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered under Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On September 30, 2022, the Board of Directors of FVCBankcorp, Inc. (the “Company”) appointed Marc N. Duber as director of the Company, effective immediately. He has also been appointed as a director of the Company’s wholly-owned subsidiary bank, FVCbank. He will be compensated in the same manner as other non-employee directors of the Company as described in the Company’s proxy statement filed in connection with the 2022 annual meeting of shareholders. As of the date of this report, Mr. Duber has not been appointed to any committee of the Board of Directors of the Company.

A copy of the press release announcing Mr. Duber’s appointment to the Boards of Directors of the Company and FVCbank is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 6, 2022, announcing appointment of new director.

104	The cover page from the Company’s Form 8-K with a date on report of September 30, 2022, formatted in Inline Extensible Business Reporting Language (included with the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: October 6, 2022